EXHIBIT 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL SECOND QUARTER 2023

FINANCIAL RESULTS

Company to Hold Quarterly Conference Call Today at 5:00 p.m. ET

DURANGO, CO / October 12, 2022 / Rocky Mountain Chocolate Factory, Inc. (Nasdaq:RMCF) (the "Company" or "RMCF"), an international franchiser and manufacturer of gourmet chocolates and other confectionary products, today reported financial and operating results for the three months ended August 31, 2022.

Fiscal Q2 2023 Results vs. Year-Ago Quarter:

●	Total revenue was $7.5 million compared to $7.9 million.

●	Total gross profit was $1.5 million compared to $1.9 million, with gross margin of 27.2% compared to 31.5%.

●	Loss from operations was $2.2 million compared to income from operations of $260,000.

●	Net loss was $3.6 million or $(0.59) per share, compared to net income of $0.2 million or $0.03 per share.

●	Adjusted EBITDA (a non-GAAP measure defined below) was $1.0 million compared to $1.6 million.

Recent Operational Highlights

●

The Company’s franchisees and licensees opened three domestic Rocky Mountain Chocolate Factory locations and one Rocky Mountain Chocolate Factory and Cold Stone Creamery® co-branded location during the three months ended August 31, 2022.

●

Appointed several new executives to the team, including food and franchise industry veteran Allen Arroyo as the Company’s Chief Financial Officer and branded food expert Andrew Ford as the new VP - Sales and Marketing.

●	Announced plans to establish a new Franchisee Advisory Council to better support and learn from RMCF’s 157 franchisees across the country.

“Over the past several months we have continued to lay the groundwork for our business transformation,” said Rob Sarlls, CEO of Rocky Mountain Chocolate Factory. “In addition to the important personnel additions made thus far we will soon add operating and supply chain resources that not only increase efficiencies, but also optimize our network to handle significantly more volume in the future.”

“Last month we held our national franchisee convention. The energy and feedback from operators was very encouraging, especially given the macroeconomic challenges all face. It gave us an opportunity to learn first-hand what we can do to help them prosper. It was equally important for them to hear and understand that we remain committed to their success and growth. We are in the early stages of implementing various strategic initiatives, and plan to continue adding resources that support them as we enter this next phase of growth and profitability.”

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Fiscal Q2 2023 Financial Results

Total revenue was $7.5 million for the three months ended August 31, 2022, compared to $7.9 million in the year-ago quarter.

Total factory sales were $4.8 million compared to $5.2 million in the three months ended August 31, 2021. The decrease was primarily due to lower shipments of product to customers outside of RMCF’ franchisee network, as well as marginally lower sales to the Company’s franchised and licensed retail stores.

Retail sales were relatively flat at approximately $800,000 in the fiscal second quarter of 2023 compared to the three months ended August 31, 2021.

Royalty and marketing revenue was also relatively flat at $1.9 million compared to the year-ago quarter.

Franchise revenue increased to $54,000 in the three months ended August 31, 2022, compared to $47,000 in the year-ago quarter.

Total gross profit was $1.5 million in the fiscal second quarter of 2023 compared to $1.9 million in the year-ago quarter. Total gross margin was approximately 27.2% compared to 31.5% in the fiscal second quarter of 2022. The decrease in gross margin was primarily driven by higher input costs associated with cocoa and packaging, as well as higher labor costs.

Operating loss was $2.2 million for the three months ended August 31, 2022, compared to operating income of $0.3 million for the year-ago period. The decrease was primarily driven by higher costs associated with the contested solicitation of proxies and change in control severance expense.

Net loss was $3.6 million or $(0.59) per share for the three months ended August 31, 2022, compared to net income of $0.2 million or $0.03 per share for the three months ended August 31, 2021.

Adjusted EBITDA (a non-GAAP measure defined below) was $1.0 million for the three months ended August 31, 2022, compared to $1.6 million in the year-ago quarter.

Conference Call Information

The Company will conduct a conference call at 5:00 p.m. Eastern time on Wednesday, October 12, 2022 to discuss the results for its fiscal second quarter ended August 31, 2022.

RMCF management will host the conference call and there will be no question and answer period. The conference call details are as follows:

Date: Wednesday, October 12, 2022

Time: 5:00 p.m. Eastern time

Dial-in: 1-877-374-8416

Webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at RMCF@elevate-ir.com.

Non-GAAP Financial Measures

To supplement RMCF’s consolidated financial statements, which are prepared and presented in accordance with GAAP, RMCF provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, and costs recognized to retain new executive officers) to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 12, 2022, the Company, its subsidiaries and its franchisees and licensees operated 324 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 39 states, the Republic of Panama, and The Republic of The Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

A complete list of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Forward-Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impacts of the COVID-19 pandemic and other global economic disruptions on our business, including, among other things, disruptions to our supply chain, including, but not limited to, raw materials and freight costs, the availability of qualified labor, online sales, factory sales, retail sales and royalty and marketing fees, our liquidity, our cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements, LLC and its affiliates (“Edible”), our ability to provide products to Edible under the strategic alliance, the ability to increase our online sales through the agreements with Edible, the outcome of any legal proceedings involving the Company, changes in the confectionery business environment, seasonality, consumer interest in our products, general economic conditions, the success of our frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which we and our franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the section entitled "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2022, as amended by Amendment No. 1 on Form 10-K/A filed on June 28, 2022. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company’s ability to manage costs and reduce expenditures in the current economic environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Media Contact

Rob Swadosh

SwadoshGroup

908-723-2845

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	August 31, 2022	August 31, 2022
United States
Rocky Mountain Chocolate Factory
Franchise Stores	3	157
Company-Owned Stores	0	2
Cold Stone Creamery	1	100
International License Stores	0	5
U-Swirl
Franchise Stores	0	57
Company-Owned Stores	0	3
International License Stores	0	0
Total	4	324

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	August 31, 2022	February 28, 2022
Current Assets	$14,743	$14,998
Total Assets	26,250	26,881
Current Liabilities	7,473	5,312
Total Liabilities	10,326	7,481
Stockholder's Equity	$15,924	$19,400

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended August 31,		Three Months Ended August 31,
	2022	2021	2022	2021
Revenues
Factory sales	$4,808	$5,161	63.9%	65.1%
Royalty and marketing fees	1,867	1,935	24.8%	24.4%
Franchise fees	54	47	0.7%	0.6%
Retail sales	796	783	10.6%	9.9%
Total Revenues	7,525	7,926	100.0%	100.0%

Costs and expenses
Cost of sales	4,078	4,072	54.2%	51.4%
Franchise costs	524	737	7.0%	9.3%
Sales and marketing	482	406	6.4%	5.1%
General and administrative	4,068	1,864	54.1%	23.5%
Retail operating	470	440	6.2%	5.6%
Depreciation and amortization, exclusive of depreciation and amortization expense of $161 and $158 included in cost of sales, respectively	128	149	1.7%	1.9%
Total Costs and Expenses	9,750	7,668	129.6%	96.7%

Income (loss) from operations	(2,225)	258	-29.6%	3.3%

Other income
Interest income	4	2	0.1%	0.0%
Gain on insurance recovery	-	-	0.0%	0.0%
Other Income, net	4	2	0.1%	0.0%

Income (loss) before income taxes	(2,221)	260	-29.5%	3.3%

Provision for income taxes	1,420	63	18.9%	0.8%

Consolidated net income (loss)	(3,641)	197	-48.4%	2.5%

Basic Earninigs (loss) Per Common Share	$(0.59)	$0.03
Diluted Earnings (loss) Per Common Share	$(0.59)	$0.03

Weighted Average Common Shares Outstanding	6,215,186	6,123,861

Dilutive Effect of Employee Stock Awards	-	167,591

Weighted Average Common Shares Outstanding, Assuming Dilution	6,215,186	6,291,452

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended August 31,		Six Months Ended August 31,
	2022	2021	2022	2021
Revenues
Factory sales	$9,966	$10,202	64.9%	65.7%
Royalty and marketing fees	3,676	3,642	23.9%	23.5%
Franchise fees	121	103	0.8%	0.7%
Retail sales	1,589	1,573	10.4%	10.1%
Total Revenues	15,352	15,520	100.0%	100.0%

Costs and expenses
Cost of sales	8,802	8,618	57.3%	55.5%
Franchise costs	1,018	1,289	6.6%	8.3%
Sales and marketing	1,010	819	6.6%	5.3%
General and administrative	5,699	2,709	37.1%	17.5%
Retail operating	942	884	6.1%	5.7%
Depreciation and amortization, exclusive of depreciation and amortization expense of $320 and $310 included in cost of sales, respectively	255	297	1.7%	1.9%
Total Costs and Expenses	17,726	14,616	115.5%	94.2%

Income (loss) from operations	(2,374)	904	-15.5%	5.8%

Other income
Interest income	6	7	0.0%	0.0%
Gain on insurance recovery	-	167	0.0%	1.1%
Other Income, net	6	174	0.0%	1.1%

Income (loss) before income taxes	(2,368)	1,078	-15.4%	6.9%

Provision for income taxes	1,388	301	9.0%	1.9%

Consolidated net income (loss)	(3,756)	777	-24.5%	5.0%

Basic Earninigs (loss) Per Common Share	$(0.60)	$0.13
Diluted Earnings (loss) Per Common Share	$(0.60)	$0.12

Weighted Average Common Shares Outstanding	6,211,815	6,121,147

Dilutive Effect of Employee Stock Awards	-	169,434

Weighted Average Common Shares Outstanding, Assuming Dilution	6,211,815	6,290,581

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended August 31,
	2022	2021	Change
GAAP: Income from Operations	$(2,225)	$258	n/m
Depreciation and Amortization	288	306
Stock-Based Compensation Expense	149	124
Costs associated with non-recurring expenses (1)	2,792	907
Non-GAAP, adjusted EBITDA	$1,004	$1,595	-37.1%

	Six Months Ended August 31,
	2022	2021	Change
GAAP: Income (loss) from Operations	$(2,374)	$904	n/m
Depreciation and Amortization	575	606
Stock-Based Compensation Expense	281	270
Costs associated with non-recurring expenses (1)	3,449	917
Non-GAAP, adjusted EBITDA	$1,931	$2,697	-28.4%

(1)

Non-recurring expenses include costs associated with the departure of the former Chief Executive Officer, the retention of a new Chief Executive and Financial Officers, and costs associated with a stockholder’s contested solicitation of proxies.